QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.3

SECOND AMENDMENT TO THE CONTRIBUTION AGREEMENT

        This SECOND AMENDMENT TO THE CONTRIBUTION AGREEMENT (the "Second Amendment") by and among Jazz Semiconductor, Inc., a Delaware corporation formerly known as Specialtysemi, Inc. (the "Company"), Conexant Systems, Inc., a Delaware corporation ("Conexant"), and Carlyle Partners III L.P., a Delaware limited partnership ("CP III"), CP III Coinvestment, L.P., a Delaware limited partnership ("CP III Coinvestment") and Carlyle High Yield Partners, L.P. ("Carlyle High Yield" and, together with CP III and CP III Coinvestment, "Carlyle") is entered into as of the 1st day of July, 2002.

RECITALS

        WHEREAS, the Company, Conexant, and Carlyle Capital Investors, L.L.C., a Delaware limited liability company ("Carlyle Capital") have entered into that certain Contribution Agreement dated February 23, 2002 (the "Contribution Agreement");

        WHEREAS, the Company, Conexant, and Carlyle Capital have entered into that certain First Amendment to the Contribution Agreement dated March 12, 2002 (the "First Amendment");

        WHEREAS, pursuant to that certain Assignment and Assumption Agreement by and between Carlyle Capital and Carlyle, dated as of March 12, 2002, Carlyle Capital has assigned all of its rights and obligations under the Contribution Agreement to Carlyle;

        WHEREAS, the Company, Conexant, and Carlyle wish to further amend the Contribution Agreement as set forth herein.

AGREEMENTS

        NOW THEREFORE, in consideration of the promises and mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Defined Terms.    Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Contribution Agreement.

        2.    Amendment to Section 1.5.    Section 1.5 of the Contribution Agreement is hereby amended by replacing the section in its entirety with the following language:

1.5   Royalties.

        (a)   As partial consideration for the contribution by Conexant to the Company of the Membership Interests as contemplated by Section 1.1(a), the Specialtysemi Group Companies or any Specialtysemi Group Successor shall, subject to Section 8.10 hereof, pay to Conexant a royalty equal to the Royalty Percentage (as defined below) of the Gross Revenue of the Specialtysemi Group Companies or any Specialtysemi Group Successor, as applicable, derived or earned from the sale of SiGe Products. The "Royalty Percentage" shall mean five percent (5%) [...***...] thereafter, the Royalty Percentage shall be reduced as follows: [...***...]. No such royalties will be due for sales that occur more than ten (10) years after the Closing Date, and no royalties will be due for sales by any Specialtysemi Group Successor other than sales (directly or indirectly through any Subsidiary) to third party customers. (As used herein, the term "sale" shall include leases, licenses, and all other dispositions of SiGe Products but shall not include proceeds from the disposition of SiGe Products in connection with the sale of any business or the sale of all or substantially all of the assets of any business or business unit.)

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        (b)   For the purposes of this Section 1.5, "SiGe Products" shall mean each wafer (or portion thereof) or other product that is fabricated, manufactured or produced, in whole or in part, with the use of silicon germanium (SiGe) specialty process technology other than any SiGe specialty process technology that is purchased, acquired or obtained by license by the Specialtysemi Group Companies from a third party for value following the Closing Date and that is not based upon or derived from and does not embody, contain or include any SiGe specialty process technology or Intellectual Property assigned, licensed or transferred to the Newport Fab LLC by Conexant; and "Gross Revenue" shall mean all revenue of the Specialtysemi Group Companies or any Specialtysemi Group Successor, determined in accordance with GAAP, derived or earned from sales of the SiGe Products and including E-Lot Revenue; provided that Gross Revenue shall exclude: (i) any revenue of the Specialtysemi Group Companies derived or earned from the sale of SiGe Products to (1) Conexant, (2) any Person who is an Affiliate of Conexant as of the date hereof, or (3) any Affiliate of Conexant that is formed by Conexant after the date hereof from Conexant's current assets and operations; (ii) any amounts received (1) in respect of dispositions of any property or assets other than SiGe Products, or (2) from non-recurring or extraordinary items; (iii) mask revenues; (iv) any NRE Revenue; and (v) any revenue derived from any sales pursuant to the Long-Term Supply Agreement; provided that all revenue derived from the sale of SiGe Products to Persons other than Conexant, Affiliates of Conexant as of the date hereof and Affiliates of Conexant formed by Conexant after the date hereof from Conexant's current assets and operations pursuant to the Long-Term Supply Agreement at the Basic Price (as defined in the Long-Term Supply Agreement) shall be included in the definition of "Gross Revenue." "Specialtysemi Group Successor" shall mean any entity that acquires all or substantially all of the assets and properties of the Company and its Subsidiaries, taken as a whole.

        (c)   Within [...***...], the Company shall submit to Conexant a [...***...] royalty report containing a statement of the royalties owed to Conexant under this Section 1.5 and such other information as specified by Conexant prior to preparation of such report reasonably necessary to show how the amount of such royalties was calculated. [...***...]. The Company shall maintain complete and accurate books and records, prepared in accordance with GAAP, relating to all sales of SiGe Products, including purchase orders and acknowledgments, invoices and receipts, for a period of [...***...] from the date of the sale. No more than [...***...], Conexant will have the right, upon reasonable advance notice to the Company and so as not to unduly interfere with the Specialtysemi Group Companies' operations, to have a mutually acceptable Independent Accounting Firm inspect and audit the Specialtysemi Group Companies' books and records to determine whether the Specialtysemi Group Companies have accurately reported and paid the royalties owed to Conexant in any one or more of the preceding two calendar years under this Section 1.5. Notwithstanding the foregoing, Conexant shall not be entitled to audit any year prior to the two preceding years and shall not be entitled to audit any specific year more than once. The Company shall provide to the Independent Accounting Firm access to all of the books and records of the Specialtysemi Group Companies necessary or reasonably requested by the Independent Accounting Firm and will assist the Independent Accounting Firm in completing the audit in a timely fashion. In the event the audit reveals that the Company owes any additional amounts to Conexant, then subject to the Company's right to dispute such amounts as provided below, the Company shall, within five (5) business days of the completion of the audit, pay to Conexant, in immediately available funds, all such amounts. Conexant shall pay the fees and expenses of the Independent Accounting Firm in connection with any such audit, unless the audit reveals that the Company has underreported or underpaid the amount of royalties owed to Conexant by five percent (5%) or more over the period of time being audited in which case the Company shall pay the fees and

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

expenses of the Independent Accounting Firm. Both the Company and Conexant shall have fifteen (15) days from the date the audit is received by them to dispute the amount of the royalties reflected thereon. If either party disputes the amount of royalties reflected on the audit then the Company and Conexant shall resolve such dispute in accordance with Section 10.18 hereto.

        3.    Effect of Amendment.    Except as and to the extent expressly modified by this Amendment and the First Amendment, the Contribution Agreement, the Exhibits thereto, and the Disclosure Schedules shall remain in full force and effect in all respects. The terms of this Amendment shall be applied retroactively for purposes of Sections 1, 8, and 10 of the Contribution Agreement, such that the Contribution Agreement, the Exhibits, and the Disclosure Schedules shall be deemed to have read, as of February 23, 2002, as amended herein. In the event of a conflict between this Amendment and the Contribution Agreement, the Exhibits thereto, or the Disclosure Schedules, this Amendment shall govern.

        4.    Counterparts.    This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        5.    Governing Law.    This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDMENT as of the date set forth in the first paragraph hereof.

JAZZ SEMICONDUCTOR, INC., a Delaware corporation
By:	/s/ MARK S. BECKER
Name:	Mark S. Becker
Title:	CFO
CONEXANT SYSTEMS, INC., a Delaware corporation
By:	/s/ DENNIS O'REILLY
Name:	Dennis O'Reilly
Title:	General Counsel and Secretary
CARLYLE PARTNERS III, L.P., a Delaware limited partnership
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director

CP III COINVESTMENT, L.P., a Delaware limited partnership
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director
CARLYLE HIGH YIELD PARTNERS, L.P., a Delaware limited partnership
By:	TCG High Yield, L.L.C., its General Partner
By:	TCG High Yield Holdings, L.L.C., its Managing Member
By:	TC Group, L.L.C., its sole Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director

QuickLinks

  Exhibit 10.3
SECOND AMENDMENT TO THE CONTRIBUTION AGREEMENT